UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [May 31, 2019]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2019, the Board of Directors of the Company appointed Nancy Alario age 60____, as a director of the Company until the next regular meeting of shareholders or until her successor is elected and qualified.

Nancy Alario - Investment Capital Director

Over the recent years Nancy has been focusing on utility scale energy financing and commodities. she has been practicing in the investment banking sector for structuring equity and debt for various markets including real-estate and commercial lines of credit. Create marketing and growth plans for business professionals in the New York, New Jersey, Pennsylvania and Florida areas. Monitor human resource and company culture creation to ensure the success and overall financial of the Identify opportunities and introductions through deep 30-year relationships for practices and business to increase referrals to each other increasing each other’s bottom line.

●	help with loan origination
●	Design and implement business strategies, plans and procedure
●	Establish policies that promote company culture and vision
●	Evaluate performance by analyzing and interpreting data and metrics
●	Lead employees to encourage maximum performance and dedication
●	Manage relationships with partners/vendors
●	Oversee daily operations of the company and the work of executives (IT, Marketing, Sales, Finance etc.)
●	Participate in expansion activities (investments, acquisitions, corporate alliances, etc.)
●	Set comprehensive goals for performance and growth
●	Write and submit reports to the CEO in all matters of importance

Item 9.01 Financial Statements and Exhibits

Item	Description

4.04	Election and team

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: June 28, 2019